SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2004

SYNIVERSE HOLDINGS, LLC

SYNIVERSE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	333-88168-1 333-88168	30-0041664 06-1262301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Tampa City Center, Suite 700

Tampa, Florida 33602

Telephone: (813) 273-3000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

Syniverse Holdings, LLC has entered into an Amendment No. 1 to Securityholders Agreement, dated as of November 11, 2004, with GTCR Fund VII, L.P., GTCR Fund VII/A, L.P., GTCR Capital Partners, L.P., GTCR Co-Invest, L.P., G. Edward Evans and Raymond L. Lawless (the “Amendment”). The Amendment amends the existing securityholders agreement among Syniverse Holdings, LLC, GTCR Fund VII, L.P., GTCR Fund VII/A, L.P., GTCR Co-Invest, L.P., G. Edward Evans, Raymond L. Lawless and the other members of Syniverse Holdings, LLC from time to time party to the agreement. The Amendment provides, among other things, for (i) the increase of the authorized number of managers on the Syniverse Holdings, LLC board of managers to nine, (ii) the increase in the number of non-executive members of the board of managers jointly designated by GTCR Fund VII and the chief executive officer from two to four, and (iii) the requirement that one of the additional non-executive directors of Syniverse Holdings, Inc. qualify as an “audit committee financial expert” as defined in Item 401(h) of regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934.

In addition, Syniverse Holdings, LLC has entered into a Contribution Agreement, dated as of November 11, 2004, with Syniverse Holdings, Inc. (the “Parent Contribution Agreement”) pursuant to which Syniverse Holdings, LLC has agreed to contribute to Syniverse Holdings, Inc. its 1001.67 shares of class B common stock, par value $.01 per share, of Syniverse Networks, Inc. Similarly, Syniverse Holdings, Inc. has entered into a Contribution Agreement, dated as of November 11, 2004, with Syniverse Technologies, Inc. (the “Contribution Agreement”) pursuant to which Syniverse Holdings, Inc. in turn has agreed to contribute such shares to Syniverse Technologies, Inc. The transactions contemplated by the Parent Contribution Agreement and the Contribution Agreement will be effected concurrently with the consummation of the public offering registered under the Securities Act of 1933, as amended, of equity securities of Syniverse Holdings, Inc. or at such earlier time as mutually determined by the parties.

The Amendment, the Parent Contribution Agreement and the Contribution Agreement are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment which is filed as Exhibit 10.1 to this Form 8-K, the Securityholders Agreement which was filed as Exhibit 10.16 to the Registrants’ Form S-4 filed on May 14, 2002, the Parent Contribution Agreement which is filed as Exhibit 10.2 to this Form 8-K and the Contribution Agreement, which is filed as Exhibit 10.3 to this Form 8-K.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Pursuant to the Amendment, the authorized number of managers on Syniverse Holdings, LLC’s board of managers and the number of directors on Syniverse Holdings, Inc.’s board of directors were increased to nine. Pursuant to the terms of the amended securityholders agreement, GTCR Fund VII, L.P. is entitled to designate up to three members of the nine-member board of managers of Syniverse Holdings, LLC and the board of directors of Syniverse Holdings, Inc. As of the date of the Amendment, GTCR Fund VII, L.P. designated John C. Hofmann as its third representative to join David A. Donnini and Collin E. Roche, who have served on the boards of Syniverse Holdings, LLC and Syniverse Holdings, Inc. since February 2002. Mr. Hofmann was subsequently appointed to the boards of Syniverse Holdings, LLC and Syniverse Holdings, Inc. on November 11, 2004 at a special meeting of the board of managers of Syniverse Holdings, LLC and a special meeting of the board of directors of Syniverse Holdings, Inc. Mr. Hofmann is currently a Vice President of GTCR Golder Rauner, L.L.C., which he joined in 1999. Prior to joining GTCR, Mr. Hofmann worked as a management consultant at McKinsey & Company. He received a BA in History from the University of Pennsylvania. He also holds an MBA from Harvard Business School. At this time, it has not been determined on which board committees, if any, Mr. Hofmann will serve.

In addition, at the same special meeting of the boards of Syniverse Holdings, LLC and Syniverse Holdings, Inc. on November 11, 2004, G Edward Evans was designated and appointed as the Chairman of the board of the managers of Syniverse Holdings, LLC and the Chairman of the board of directors of Syniverse Holdings, Inc.

ITEM 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Securityholders Agreement, dated as of November 11, 2004, by and among GTCR Fund VII, L.P., GTCR Fund VII/A, L.P., GTCR Capital Partners, L.P., GTCR Co-Invest, L.P., G. Edward Evans and Raymond L. Lawless

10.2	Contribution Agreement, dated as of November 11, 2004, by and between Syniverse Holdings, LLC and Syniverse Holdings, Inc.

10.3	Contribution Agreement, dated as of November 11, 2004, by and between Syniverse Holdings, Inc. and Syniverse Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Dated: November 16, 2004

SYNIVERSE HOLDINGS, LLC
(Registrant)

/s/ Raymond L. Lawless
Raymond L. Lawless
Chief Financial Officer and Secretary

SYNIVERSE TECHNOLOGIES, INC.
(Registrant)

/s/ Raymond L. Lawless
Raymond L. Lawless
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Amendment No. 1 to Securityholders Agreement, dated as of November 11, 2004, by and among GTCR Fund VII, L.P., GTCR Fund VII/A, L.P., GTCR Capital Partners, L.P., GTCR Co-Invest, L.P., G. Edward Evans and Raymond L. Lawless

10.2*	Contribution Agreement, dated as of November 11, 2004, by and between Syniverse Holdings, LLC and Syniverse Holdings, Inc.

10.3*	Contribution Agreement, dated as of November 11, 2004, by and between Syniverse Holdings, Inc. and Syniverse Technologies, Inc.

*	Filed herewith electronically.